SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): April 26, 2004


                               The Stanley Works
-----------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)


Connecticut                         1-5244                      06-0548860
-----------------------------------------------------------------------------
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)                Identification
incorporation)                                                      No.)


1000 Stanley Drive, New Britain, Connecticut                      06053
-----------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:          (860) 225-5111
                                                   --------------------------


                                Not Applicable
-----------------------------------------------------------------------------
         (Former name or former address, if changed since last report)










                      Exhibit Index is located on Page 4

Item 7.    Financial Statements and Exhibits.
           ----------------------------------

    (c)    99.1    Press Release dated April 26, 2004 announcing first quarter
           2004 results and providing second quarter and full year 2004 guidance furnished pursuant to Item 12 hereof.


Item 12. In a press release attached to this Form 8-K, the company reported its results for the first quarter of 2004, provided guidance for the second quarter and full year 2004 and elaborated on certain other activities.

                                SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                          THE STANLEY WORKS



Date:  April 26, 2004                     By:    /s/ Bruce H. Beatt
       --------------                     -------------------------------
                                          Name:  Bruce H. Beatt
                                          Title: Vice President, General
                                                 Counsel and Secretary

                                 EXHIBIT INDEX

                          Current Report on Form 8-K
                             Dated April 26, 2004



                          Exhibit No.          Page
                          -----------          ----

                             99.1               5

                                                                 Exhibit 99.1
                                                                 ------------

FOR IMMEDIATE RELEASE

Stanley Reports Record 1st Quarter Revenue and Earnings Per Share

Revenue Up 23 percent; Continuing Operations' EPS Totals 70 cents

New Britain, Connecticut, April 26, 2004 ... The Stanley Works (NYSE: SWK) announced that first quarter 2004 net income from continuing operations was $59 million (70 cents per fully-diluted share), surpassing the company's estimates of 63-67 cents per fully-diluted share provided on March 16, as strong organic sales growth continued throughout March. These results compare with earnings of $19 million (22 cents per fully-diluted share) in the first quarter of 2003; such prior year results included pre-tax restructuring costs, impairment charges and other exit costs totaling $17 million pre-tax, or 13 cents per fully diluted share. Aside from these costs, prior year earnings per fully diluted share were 35 cents.

Net sales from continuing operations were $779 million, up 23 percent over last year. Excluding the effects of recent acquisitions (CST / Berger, Blick plc and Frisco Bay Industries) sales increased 16 percent. Strong demand continued from home center and mass merchant customers; industrial tool demand benefited from notably improved economic conditions; Security Solutions revenues increased sharply on service-related share gains primarily at national accounts; and both Europe and Asia benefited from currency translations. As a result, double-digit percentage organic sales growth was achieved in nine of thirteen business units, including hand tools, consumer and industrial mechanics tools, fastening systems and Security Solutions.

John F. Lundgren, Chairman and Chief Executive Officer, stated: "Our team delivered a solid start to 2004 by executing our strategy and serving our customers well, at a time when economic conditions are improving. The company is generating double-digit percentage organic growth and supplementing it with accretive acquisitions. The successful sale of our residential entry door business and our strong free cash flow should enable us to achieve our short-term de-leveraging objectives, while positioning us to capitalize on further growth opportunities over the longer term."

Gross profit from continuing operations was $279 million, or 35.9 percent of sales, versus $213 million in the prior year. First quarter 2003 included $4 million of impairment charges and other exit costs related to the termination of the Mac Direct distribution model. Aside from such costs, gross margin was 34.3 percent last year. Thus an improvement of 160bps was realized, attributable to the carryover benefit of 2003 restructuring programs, volume leverage, the inclusion of higher-margin acquired businesses and favorable pricing and product mix. These benefits were partially offset by higher steel costs and other inflation.

Selling, general and administrative ("SG&A") expenses from continuing operations were $173 million (22.2 percent of sales). Aside from $10 million of costs relating primarily to the exiting of Mac Direct, prior year SG&A expenses were $158 million, or 24.9 percent of sales. Businesses acquired in 2004 accounted for virtually all of the $15 million increase in SG&A expenses and the remainder of the business portfolio held SG&A spending levels constant despite the 16 percent organic sales increase; thus an improvement of 270bps was realized.

Operating income was $107 million versus $59 million last year and operating margins were 13.7 percent versus 9.4 percent last year, excluding prior year impairment charges and other exit costs referred to above.

Other-net expenses of $14 million, versus $7 million last year, increased principally due to $2 million of legal settlements, $2 million of incremental amortization of acquired intangibles and $1 million asset write-off.

On March 2, the company completed the sale of its residential entry door business to Masonite International Corporation (NYSE: MHM) for $162 million. Included in the first quarter results is the resulting after-tax gain from discontinued operations of $95 million, or $1.14 per fully diluted share.

The company also announced today that it has changed its segment reporting to align with recent changes in its portfolio of businesses. The company will report the following three segments: Consumer Products, Industrial Tools and Security Solutions. Realignment schedules reflecting sales and operating income for the four quarters of and full year 2003, identifiable assets at the end of 2003 and a listing of business units included in each segment are included as page 11 of this release and can be found in the Investor Relations section of the company's web site at www.stanleyworks.com.

In the first quarter of 2004, Consumer Products sales increased 21 percent to $306 million, due to the aforementioned strength in home center and mass merchant channels in the U.S. and favorable currency impacts in Europe. Operating margin was 15.7 percent versus 12.6 percent last year, due primarily to favorable price, mix and operating leverage from higher sales volumes.

Industrial Tools sales increased 16 percent to $316 million. Excluding CST/Berger, acquired in the first quarter, Industrial Tools organic sales increased 11 percent to $303 million. Notably improved economic conditions in a number of the business units - including fastening systems, industrial mechanics tools and tool storage - brought about the improvement. Mac Tools revenues were essentially flat, a strong performance as traditional distributor additions and higher route average sales offset the anticipated decline from last year's Mac Direct exit. Exclusive of $14 million of impairment charges and exit costs incurred in the prior year, first quarter Industrial Tools operating margin was
9.5 percent vs. 4.1 percent in 2003, due to higher volume and carryover benefits of prior year restructuring.

Security Solutions sales increased 46 percent to $157 million. Excluding Blick plc and Frisco Bay Industries, acquired in the first quarter, Security Solutions organic sales increased 15 percent to $124 million, on exceptional strength in the supply and service of automatic commercial door systems in Access Technologies. Operating margin increased to 18.4 percent versus 15.3 percent last year, due to higher sales volumes and the impacts of including higher-margin acquired businesses.

Operating cash flows were $52 million in both the first quarters of 2004 and 2003, as working capital levels were closely managed during this period of strong sales volume growth. Free cash flows before dividends (cash from operations less capital expenditures) were $44 million in the first quarters of both years, reflecting the cash flow from operations and continued effective management of capital expenditures.

Management also updated earnings estimates for 2004, projecting total sales growth of approximately 20 percent and organic sales growth, aside from the effects of acquisition and divestiture activity, of approximately 10-12 percent in the second quarter of 2004. For the full year 2004, total sales growth of approximately 17 percent, including organic sales growth of approximately 10 percent, are projected.

The company experienced a significant impact from broadly-publicized and unprecedented levels of commodity price inflation (particularly steel) in the first quarter and is actively pursuing price increases across all channels. Such efforts are gaining acceptance, but with traditional timing impacts. Steel cost increases will have a more substantial impact in the second quarter and beyond, while offsetting price increases will phase in over the second and subsequent quarters.

Based on these sales and material cost inflation outlooks, the company expects second quarter 2004 earnings from continuing operations to approximate 63-67 cents per fully diluted share, versus 11 cents earned last year, and up 30-40 percent over 48 cents per share earned last year from continuing operations on a basis excluding charges.

Full year 2004 earnings from continuing operations are expected to approximate $2.75-$2.85 per fully diluted share versus $1.14 earned last year, and up 30-35 percent over $2.10 per share earned from continuing operations last year on a basis excluding charges. The company expects full year 2004 free cash flow to approximate $250 - $300 million.

The company has scheduled a conference call with investors for 11am EDT this morning to discuss the information in this release. The call is accessible by telephone at (800) 267-8424 and via the Internet at www.stanleyworks.com by selecting "Investor Relations". A replay will also be available two hours after the call and can be accessed at 800-642-1687 by entering the conference identification number 4970276.

Prior-year reported earnings within this release were supplemented with related amounts and percentages that excluded restructuring costs, impairment charges and other exit costs. Management believes these supplemental financial measures provide useful information by removing the effect of variances in reported results that, at that time, were not indicative of fundamental changes in the company's earnings capacity. A full reconciliation with reported amounts is included on page 10.

The Stanley Works, an S&P 500 company, is a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. More information about The Stanley Works can be found at http://www.stanleyworks.com.

Contact:   Gerry Gould, V. P. - Investor Relations
           (860) 827-3833 or ggould@stanleyworks.com

The Stanley Works corporate press releases are available on the company's Internet web site at http://www.stanleyworks.com.


                             CAUTIONARY STATEMENTS

          Under the Private Securities Litigation Reform Act of 1995

Statements in the company's press releases attached to this Current Report on Form 8-K regarding the company's ability to (i) achieve its short-term de-leveraging objectives and position itself to capitalize on further growth opportunities over the longer term; (ii) achieve total sales growth of approximately 20 percent and organic sales growth, aside from the effects of acquisition and divestiture activity, of approximately 10-12 percent in the second quarter of 2004; (iii) achieve full year 2004 total sales growth of approximately 17 percent, including organic sales growth of approximately 10 percent; (iv) pursue and achieve price increases across all channels; (v) achieve second quarter 2004 earnings from continuing operations of approximately 63-67 cents per fully diluted share; (vi) achieve full year 2004 earnings from continuing operations of approximately $2.75-$2.85 per fully diluted share; and
(vii) achieve full year 2004 free cash flow of approximately $250 to $300 million are forward looking and inherently subject to risk and uncertainty.

The company's ability to deliver the results as described above (the "Results") is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations.

The company's ability to deliver the Results is dependent upon (i) the success of the company in integrating its recently completed acquisitions; (ii) the success of the company's efforts to raise prices in order to, among other things, offset the impact of steel and other commodity and material price inflation; (iii) the success of the company's efforts to reduce its workforce and close certain facilities, including the resolution of any labor issues related to such activities, the need to respond to significant changes in product demand while any facility consolidation is in process and other unforeseen events; (iv) continued improvements in productivity and cost reductions; (v) the continued improvement in the payment terms under which the company buys and sells goods, materials and products; (vi) continued access to capital markets and (vii) the recovery of sales volume attributable to the company's sale of its residential entry doors business.

The company's ability to deliver the Results is also dependent upon (i) the continued success of the company's marketing and sales efforts, including the company's ability to recruit and retain an adequate sales force; (ii) the continued success of The Home Depot and Wal-Mart sales initiatives as well as other programs to stimulate demand for company products; (iii) the success of recruiting programs and other efforts to maintain or expand overall Mac Tools truck count versus prior years; (iv) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage;
(v) the ability of the company to fulfill  increasing  demand for its  products;
(vi) the ability to continue successfully managing and defending claims and litigation; and (vii) the absence of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition.

The company's ability to achieve the Results will also be affected by external factors. These external factors will also include pricing pressure and other changes within competitive markets, the continued consolidation of customers in consumer channels, inventory management pressures on the company's customers, increasing competition, changes in trade, monetary, tax and fiscal policies and laws, changes in steel and other commodities and materials, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the company's debt program, the strength of the U.S. Economy and the impact of events that cause or may cause disruption in the company's distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the company operates.

The  company   undertakes  no  obligation  to  publicly  update  or  revise  any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

                        THE STANLEY WORKS AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (Unaudited, Millions of Dollars Except Per Share Amounts)

                                                             First Quarter
                                                        -----------------------
                                                           2004          2003
                                                        ---------     ---------
NET SALES                                               $   778.6     $   632.2

COSTS AND EXPENSES
  Cost of sales                                             499.2         418.8
  Selling, general and administrative                       172.5         167.8
  Interest - net                                              8.0           7.8
  Other - net                                                14.1           7.4
  Restructuring charges                                         -           3.1
                                                        ---------     ---------
                                                            693.8         604.9
EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES                                          84.8         27.3
  Income taxes                                               26.3          8.3
                                                        ---------    ---------
NET EARNINGS FROM CONTINUING OPERATIONS                      58.5         19.0

Earnings from discontinued operations (including
    gain on disposal of $147.2 million) before
    income taxes                                            142.6          0.2
  Income taxes on discontinued operations                    47.6            -
                                                        ---------    ---------
NET EARNINGS FROM DISCONTINUED OPERATIONS                    95.0          0.2
                                                        ---------    ---------
NET EARNINGS                                            $   153.5    $    19.2
                                                        =========    =========

BASIC EARNINGS PER SHARE OF COMMON STOCK
   Continuing operations                                $    0.72    $    0.22
   Discontinued operations                                   1.16    $       -
                                                        ---------    ---------
   TOTAL basic earnings per share of common stock       $    1.88    $    0.22

DILUTED EARNINGS PER SHARE OF COMMON STOCK
   Continuing operations                                $    0.70    $    0.22
   Discontinued Operations                                   1.14            -
                                                        ---------    ---------
   TOTAL diluted earnings per share of common stock     $    1.84    $    0.22

DIVIDENDS PER SHARE                                     $    0.26    $    0.26
                                                        =========    =========

AVERAGE SHARES OUTSTANDING (in thousands)
  Basic                                                    81,628       87,815
                                                        =========    =========
  Diluted                                                  83,392       88,478
                                                        =========    =========

                        THE STANLEY WORKS AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (Unaudited, Millions of Dollars)

                                             April 3, 2004      January 3, 2004
                                             -------------      ---------------

ASSETS
  Cash and cash equivalents                   $   192.5            $   204.4
  Accounts receivable                             572.9                482.4
  Inventories                                     397.7                377.1
  Other current assets                            107.1                 98.9
  Assets held for sale                              5.0                 37.9
                                              ---------            ---------
     TOTAL current assets                       1,275.2              1,200.7
                                              ---------            ---------

  Property, plant and equipment                   421.5                413.3
  Goodwill and other intangibles                  876.2                643.3
  Other assets                                    205.3                166.5
                                              ---------            ---------
                                              $ 2,778.2            $ 2,423.8
                                              =========            =========

LIABILITIES AND SHAREOWNERS' EQUITY

  Short-term borrowings                       $   240.1            $   157.7
  Accounts payable                                281.3                240.2
  Accrued expenses                                418.8                326.4
  Liabilities held for sale                           -                 29.2
                                              ---------            ---------
      TOTAL current liabilities                   940.2                753.5
                                              ---------            ---------
  Long-term debt                                  547.3                534.5
  Other long-term liabilities                     286.6                277.2
  Shareowners' equity                           1,004.1                858.6
                                              ---------            ---------
                                              $ 2,778.2            $ 2,423.8
                                              =========            =========

                       THE STANLEY WORKS AND SUBSIDIARIES
                          SUMMARY OF CASH FLOW ACTIVITY
                        (Unaudited, Millions of Dollars)

                                                            First Quarter
                                                          ----------------
                                                           2004      2003
                                                          ------    ------

OPERATING ACTIVITIES
   Net earnings                                           $153.5    $ 19.2
   Depreciation and amortization                            23.0      22.6
   Restructuring charge                                        -       3.1
   Changes in working capital                              (15.9)    (20.5)
   Other                                                  (108.5)     27.3
                                                          ------    ------
   Net cash provided by operating activities                52.1      51.7

INVESTING AND FINANCING ACTIVITIES
  Capital and software expenditures                         (8.2)     (7.5)
  Proceeds from sale of business                           161.9         -
  Business acquisitions, net                              (250.1)    (16.4)
  Cash dividends on common stock                           (21.2)    (22.2)
  Other                                                     53.6      28.7
                                                          ------    ------
  Net cash used in investing activities                    (64.0)    (17.4)

Increase (Decrease) in Cash and Cash Equivalents           (11.9)     34.3

Cash and Cash Equivalents, Beginning of Period             204.4     121.7
                                                          ------    ------
Cash and Cash Equivalents, End of Period                  $192.5    $156.0
                                                          ======    ======

Free Cash Flow Computation
  Operating cash flow                                     $ 52.1    $ 51.7
  Less: capital and software expenditures                   (8.2)     (7.5)
                                                          ------    ------
  Free cash flow from operations (before dividends)       $ 43.9    $ 44.2
                                                          ======    ======

Free cash flow is defined as cash flow from operations less capital investments; the company believes this is an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners.

                       THE STANLEY WORKS AND SUBSIDIARIES
                           BUSINESS SEGMENT INFORMATION
                         (Unaudited, Millions of Dollars)

                                                         First Quarter
                                                 ---------------------------
                                                    2004              2003
                                                 ---------         ---------

BUSINESS SEGMENTS

Net Sales
  Consumer products                              $   306.0         $   253.2
  Industrial tools                                   316.0             271.5
  Security Solutions                                 156.6             107.5
                                                 ---------         ---------
  Consolidated                                   $   778.6         $   632.2
                                                 =========         =========

Operating Profit (Loss)
  Consumer products                              $    48.0         $    31.8
  Industrial tools                                    30.1              (2.7)
  Security Solutions                                  28.8              16.5
                                                 ---------         ---------
Consolidated                                     $   106.9         $    45.6
                                                 =========         =========


Assets                                         April 3, 2004     January 3, 2004
--------------                                 -------------     ---------------
Consumer products                                $   804.3         $   792.5
Industrial tools                                     879.0             814.5
Security Solutions                                   877.6             554.4
Discontinued operations                                  -              33.0
Corporate assets                                     217.3             229.4
                                                 ---------         ---------
Consolidated                                     $ 2,778.2         $ 2,423.8
                                                 =========         =========



                           THE STANLEY WORKS AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND BUSINESS SEGMENT INFORMATION
                            RECONCILIATION TO GAAP EARNINGS
                              FIRST QUARTER 2004 vs. 2003
                (Unaudited, Millions of Dollars Except Per Share Amounts)

                                                 2004
                      ---------------------------------------------------------
                      Pro-forma Excludes
                      Charges, Includes
                         Discontinued      Discontinued
                          Operations        Operations     Charges     Reported
                      ------------------   ------------    --------    --------

Net sales                 $  804.6          $   26.0      $      -    $  778.6
Cost of sales                520.9              21.7             -       499.2
                          --------          --------      --------    --------
Gross Margin                 283.7               4.3             -       279.4
                              35.3%                                       35.9%

Selling, general and
 administrative              176.8               4.3             -       172.5
                          --------          --------      --------    --------
                              22.0%                                       22.2%

Subtotal                     106.9                 -             -       106.9
                              13.3%                                       13.7%

Interest, net                  8.1               0.1             -         8.0
Other, net                  (128.6)           (142.7)            -        14.1
Restructuring and asset
  impairment charges             -                 -             -           -
                          --------          --------      --------    --------

Earnings from continuing operations
  before income taxes        227.4             142.6             -        84.8
Income taxes                  73.9              47.6             -        26.3
                          --------          --------      --------    --------
                              32.5%                                       31.0%

Net earnings from
  continuing operations   $  153.5          $   95.0      $      -    $   58.5
Earnings from
  discontinued operations        -            (142.6)            -       142.6
Income taxes on
  discontinued operations        -             (47.6)            -        47.6
                          --------          --------      --------    --------
Net earnings from
  discontinued operations        -             (95.0)            -        95.0

Net earnings              $  153.5          $      -      $      -    $  153.5
                          ========          ========      ========    ========


                                  Page 14 of 19


Average shares
  outstanding (diluted,
  in thousands)             83,392            83,392        83,392      83,392

Earnings per share
  (diluted)               $   1.84          $      -     $       -    $   1.84
                          ========          ========      ========    ========

BUSINESS SEGMENTS
Net Sales
  Consumer                $  332.0          $   26.0     $       -    $  306.0
  Industrial                 316.0                 -             -       316.0
  Security Solutions         156.6                 -             -       156.6
                          --------          --------      --------    --------
  Consolidated            $  804.6          $   26.0      $      -    $  778.6
                          ========          ========      ========    ========

Subtotal
  Consumer                $   48.0          $      -      $      -    $   48.0
  Industrial                  30.1                 -             -        30.1
  Security Solutions          28.8                 -             -        28.8
                          --------          --------      --------    --------
  Consolidated            $  106.9          $      -      $      -    $  106.9
                          --------          --------      --------    --------

Interest, net                  8.1               0.1             -         8.0
Other, net                  (128.6)           (142.7)            -        14.1
Restructuring and asset
  impairment charges             -                 -             -           -
                          --------          --------      --------    --------

Net earnings from
  continuing operations
  before income taxes     $  227.4          $  142.6      $      -    $   84.8
                         =========          ========      ========    ========


                          THE STANLEY WORKS AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF OPERATIONS AND BUSINESS SEGMENT INFORMATION
                            RECONCILIATION TO GAAP EARNINGS
                              FIRST QUARTER 2004 vs. 2003
                (Unaudited, Millions of Dollars Except Per Share Amounts)

                                                 2003
                      ---------------------------------------------------------
                      Pro-forma Excludes
                      Charges, Includes
                         Discontinued      Discontinued
                          Operations        Operations     Charges     Reported
                      ------------------   ------------    --------    --------
Net sales                  $  666.2          $   34.0      $      -    $  632.2
Cost of sales                 444.1              28.9           3.6       418.8
                           --------          --------      --------    --------
Gross Margin                  222.1               5.1          (3.6)      213.4
                               33.3%                                       33.8%

Selling, general and
  administrative              162.2               4.6          10.2       167.8
                           --------          --------      --------    --------
                               24.3%                                       26.5%

Subtotal                       59.9               0.5         (13.8)       45.6
                                9.0%                                        7.2%

Interest, net                   7.9               0.1             -         7.8
Other, net                      7.6               0.2             -         7.4
Restructuring and asset
  impairment charges              -                 -           3.1         3.1
                           --------          --------      --------    --------

Earnings from continuing operations
  before income taxes          44.4               0.2         (16.9)       27.3
Income taxes                   13.5                 -          (5.2)        8.3
                           --------          --------      --------    --------
                               30.4%                                       30.4%

Net earnings from continuing
  operations               $   30.9          $    0.2      $  (11.7)   $   19.0

Earnings from
  discontinued operations         -              (0.2)            -         0.2

Income taxes on
  discontinued operations         -                 -             -           -

                           --------          --------      --------    --------

Net earnings from discontinued
  Operations                      -              (0.2)            -         0.2

Net earnings               $   30.9          $      -      $  (11.7)   $   19.2
                           ========          ========      ========    ========

                                  Page 16 of 19


Average shares
  outstanding (diluted,
  in thousands)              88,478            88,478        88,478      88,478

Earnings per share
  (diluted)                $   0.35          $      -      $  (0.13)   $   0.22
                           ========          ========      ========    ========

BUSINESS SEGMENTS
Net Sales
  Consumer                 $  287.2          $   34.0     $       -    $  253.2
  Industrial                  271.5                 -             -       271.5
  Security Solutions          107.5                 -             -       107.5
                           --------          --------      --------    --------
  Consolidated             $  666.2          $   34.0      $      -    $  632.2
                           ========          ========      ========    ========

Subtotal
  Consumer                 $   32.3          $    0.5      $      -    $   31.8
  Industrial                   11.1                 -         (13.8)       (2.7)
  Security Solutions           16.5                 -             -        16.5
                           --------          --------      --------    --------
  Consolidated             $   59.9          $    0.5     $   (13.8)   $   45.6
                           --------          --------     ---------    --------

Interest, net                   7.9               0.1             -         7.8
Other, net                      7.6               0.2             -         7.4
Restructuring and asset
  impairment charges              -                 -           3.1         3.1
                           --------          --------      --------    --------
Net earnings from
  continuing operations
  before income taxes      $   44.4          $    0.2      $  (16.9)   $   27.3
                          =========          ========      ========    ========

(a) Changes in previously reported amounts are due to reclassifications related to the discontinued operations of the entry door business.

                     THE STANLEY WORKS AND SUBSIDIARIES
                           BUSINESS SEGMENT TRENDS
                      (Unaudited, Millions of Dollars)

                                      Reported               Operating Profit
                              Net     Operating   Charges    Excluding Charges
                             Sales     Profit       (a)         $           %
                           ---------  ---------  ---------  --------- ---------
First Quarter 2003
------------------
Consumer products          $   253.2  $    31.8  $       -  $    31.8   12.6%
Industrial tools               271.5       (2.7)      13.8       11.1    4.1
Security Solutions             107.5       16.5          -       16.5   15.3
                           ---------  ---------  ---------  --------- ---------
Consolidated               $   632.2  $    45.6  $    13.8  $    59.4    9.4%
                           =========  =========  =========  ========= =========

Second Quarter 2003
-------------------
Consumer products          $   259.7  $    27.6  $     3.5  $    31.1   12.0%
Industrial tools               276.4        1.7       18.3       20.0    7.2
Security Solutions             116.5       22.1        1.2       23.3   20.0
                           ---------  ---------  ---------  --------- ---------
Consolidated               $   652.6  $    51.4  $    23.0  $    74.4   11.4%
                           =========  =========  =========  ========= =========

Third Quarter 2003
------------------
Consumer products          $   278.5  $    39.3  $       -  $    39.3   14.1%
Industrial tools               264.4       18.7        0.4       19.1    7.2
Security Solutions             122.7       25.9          -       25.9   21.1
                           ---------  ---------  ---------  --------- ---------
Consolidated               $   665.6  $    83.9  $     0.4  $    84.3   12.7%
                           =========  =========  =========  ========= =========

Fourth Quarter 2003
-------------------
Consumer products          $   315.4  $    46.6  $     0.1  $    46.7   14.8%
Industrial tools               285.3        7.2       19.4       26.6    9.3
Security Solutions             127.0       20.3        0.1       20.4   16.1
                           ---------  ---------  ---------  --------- ---------
Consolidated               $   727.7  $    74.1  $    19.6  $    93.7   12.9%
                           =========  =========  =========  ========= =========





                                 Page 18 of 19


Full Year 2003
------------------
Consumer products          $ 1,106.8  $   145.3  $     3.6  $   148.9   13.5%
Industrial tools             1,097.6       24.9       51.9       76.8    7.0
Security Solutions             473.7       84.8        1.3       86.1   18.2
                           ---------  ---------  ---------  --------- ---------
Consolidated               $ 2,678.1  $   255.0  $    56.8  $   311.8   11.6%
                           =========  =========  =========  ========= =========

First Quarter 2004
------------------
Consumer products          $   306.0  $    48.0  $       -  $    48.0   15.7%
Industrial tools               316.0       30.1          -       30.1    9.5
Security Solutions             156.6       28.8          -       28.8   18.4
                           ---------  ---------  ---------  --------- ---------
Consolidated               $   778.6  $   106.9  $       -  $   106.9   13.7%
                           =========  =========  =========  ========= =========


In the first quarter of 2004 the company changed its segments to align with recent changes in its portfolio of businesses. The Consumer Products segment includes the hand tools, consumer mechanics tools and storage, hardware and home decor businesses. Industrial Tools is comprised of Mac Tools, the Proto mechanics tools business, fastening systems, storage systems (Vidmar), specialty tools, assembly technologies, hydraulic tools and CST Berger. The Security Solutions segment includes newly acquired Blick and Frisco Bay, along with Best Access and access technologies.

(a) The company incurred charges in 2003 pertaining to the exit of the Mac Direct retail channel, closure of a U.S. distribution facility and other exit activities, as well as compensation and benefit costs associated with the former CEO's retirement.















                                 Page 19 of 19